UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549


                                  FORM 8-K
                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): June 12, 2005

                          VISKASE COMPANIES, INC.
       (Exact name of registrant as specified in its charter)


Delaware                           0-5485                    95-2677354
(State or other jurisdiction     (Commission               (IRS Employer
of incorporation)                File Number)              Identification No.


625 Willowbrook Centre Parkway, Willowbrook, Illinois            60527
        (Address of principal executive offices)              (Zip Code)


                              (630) 789-4900
          (Registrant's telephone number, including area code)

                               Not Applicable
       (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 12, 2005, the Board of Directors of Viskase Companies, Inc. elected Robert L. Weisman as a director. Mr. Weisman has not been named to any Board committee assignments.

Mr. Weisman, 57, has been President and Chief Executive Officer of Viskase since October 2004. From 1993 through 2001, Mr. Weisman served as the President of Sara Lee's Specialty Meat Companies and from 2001 to 2002 as the Chief Executive Officer, Sara Lee Bakery. He also served as the Vice President, Innovation and Business Development, for Sara Lee Corporation from 2002 to June 2004. Mr. Weisman holds a Master of Business Administration in Marketing from Northwestern's Kellogg School of Management and a B.S.B.A in Accounting from Northeastern University.

Mr. Weisman's election fills a vacancy on the Board of Directors left by the untimely death of Mr. Thomas S. Hyland, Jr. on May 21, 2005.


                               SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VISKASE COMPANIES, INC.

                              By:  /s/ Gordon S. Donovan
                                   ----------------------------
                                   Gordon S. Donovan
                                   Vice President and Chief Financial Officer

Date: June 15, 2005